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                                                                   EXHIBIT 23.15

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to being named as a proposed member of the Board of Directors of Hallwood Energy Corporation (the "Registrant") in the Prospectus constituting part of the Joint Proxy Statement/Registration Statement of the Registrant filed under the Securities Act of 1933, as amended.


                                                     /s/ Bill M. Van Meter
                                                 -----------------------------
                                                 Name: Bill M. Van Meter
                                                 Date:     4/9/99
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